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                                                                   Exhibit 10.11

MEMORANDUM

TO:   Randy Parten

CC:   Virginia Cortinas, Don Adams, Jim Kyle

FROM: Joel Hazlett

DATE: 10/23/00

RE:   7 J Office Rent

After discussion with you in reference to the 7 J Office rent, I recommend the following monthly rental of $5000.00 in which includes payment for the following expenses: telephone and utilities, cleaning, maintenance and repairs, fax machine and copier. Monthly rent will be divided as follows:

Parten Operating...................................................61%
Rattlesnake Ranch..................................................13%
Rainbow Pipeline...................................................13%
7J Stock Farm......................................................13%

Parten Operating will continue to purchase general office supplies and JIB each company based on the above percentages. Each company will purchase their own special supplies such as, note books and cartridges for printers. At the end of the year we will review the expenses and invoice any excess amount that may occur. Also at that time we can consider any adjustments that may be needed for both more or less.

Let me know if we need to make any changes to this recommendation.


Joel Hazlett

JH/ba